OAKWOOD MORTGAGE INVESTORS, INC. 1995-B            REPORT DATE:  OCTOBER 4, 1996
OAKWOOD ACCEPTANCE CORP. -  SERVICER               POOL REPORT # 12
REMITTANCE REPORT                                                    Page 1 of 6
REPORTING MONTH:                       Sep-96


                                  Scheduled Principal Balance of Contracts
---------------------------------------------------------------------------------------------

Beginning                                                                     Ending         Scheduled
Principal             Scheduled    Prepaid       Liquidated  Contracts        Principal      Gross
Balance               Principal    Principal     Principal   Repurchased      Balance        Interest
------------------------------------------------------------------------------------------------------------
172,054,409.60     (401,890.90)  (659,148.14)  (491,214.16)      0.00       170,502,156.40   1,623,301.84
============================================================================================================


             Scheduled                              Amount
 Servicing   Pass Thru     Liquidation  Reserve     Available for
    Fee      Interest      Proceeds     Fund Draw   Distribution
---------------------------------------------------------------------
143,378.67   1,479,923.17  364,940.99      0.00       3,049,281.87
=====================================================================




                               Reserve Fund as of Cutoff Date
--------------------------------------------------------------------------------------------------


 Beginning                             Investment     Balance Before     Reserve    Reserve       Balance After
  Balance      Deposits     Distrib.    Interest   Current Distribution  Fund Draw  Fund Deposit  Current Distribution  Excess
-----------------------------------------------------------------------------------------------------------------------------------

376,518.92     0.00        -1,518.92   1,474.77          376,474.77         0.00       0.00         376,474.77         1,474.77
===================================================================================================================================


 Reserve Fund Required Balance
 -----------------------------------
 Before Current    After Current
 Distribution      Distribution
------------------------------------

    375,000.00       375,000.00
====================================



                                       Certificate Account
------------------------------------------------------------------------------------------------------------------

  Beginning                        Deposits                                     Investment            Ending
   Balance               Principal          Interest       Distributions         Interest            Balance
------------------------------------------------------------------------------------------------------------------

272,321.81             1,532,949.86       1,558,630.49   (3,058,560.47)           1,696.78         307,038.47
==================================================================================================================



                       P&I Advances at Distribution Date
-------------------------------------------------------------------------------

         Beginning              Recovered          Current           Ending
          Balance               Advances           Advances          Balance
-------------------------------------------------------------------------------


        1,908,061.45          1,908,061.45       2,006,215.13    2,006,215.13
===============================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1995-B       REPORT DATE:  OCTOBER 4, 1996
OAKWOOD ACCEPTANCE CORP. -  SERVICER          POOL REPORT # 12
REMITTANCE REPORT
REPORTING MONTH:              Sep-96                                 Page 2 of 6




Class B Crossover Test                        Test Met?  Average 60 day delinquency ratio:
-------------------------------------------------------------------                   ------------

(a) Remittance date on or after April 2000     N                          Over 60s         Pool Balance          %
                                                                          -----------------------------------------------------
(b) Average 60 day Delinquency rate <=  0.05    Y       Current Mo        6,023,795.37     170,502,156.40        3.53%
                                                        1st Preceding Mo  5,560,564.03     172,054,409.60        3.23%
(c) Average 30 day Delinquency rate <=  0.07    Y       2nd Preceding Mo  5,106,227.81     173,475,048.99        2.94%
                                                                                                 Divided by      3
                                                                                                            ------------
(d) Cumulative losses do not exceed the following                                                                3.24%
                                                                                                             =========
percent of the intitial principal balance of all Certificates

                                                        Average 30 day delinquency ratio:
                April 2000 -Sept. 2001    0.07  N
                Oct 2001 -Sept. 2002      0.08  N
                Oct 2002 -                0.09  N
                                                                             Over 30s           Pool Balance         %
                                                                            ---------------------------------------------------
                                                       Current Mo           9,105,943.14        170,502,156.40        5.34%
                                                       1st Preceding Mo     8,508,534.77        172,054,409.60        4.95%
(e) Current realized loss ratio <=0.0275       Y       2nd Preceding Mo     7,700,042.97        173,475,048.99        4.44%
                                                                                                        Divided by       3

(f) Are class B principal balances >= 0.25375                                                                     ------------
                                                                                                                      4.91%
of stated scheduled pool  balance                      Cumulative loss ratio:                                     ============

             Beginning B-1 balance  19,650,000.00                            Cumulative losses      752,497.98
             Beginning B-2 balance   7,485,958.00                                                   ----------
                                    -------------------
                                                       Divided by Initial Certificate Principal 187,144,958.00        0.402%
                                                                  -------------------                           ============
                                    27,135,958.00
             Divided by beginning pool
             balance                    172,054,409.60

                                                      Current realized loss ratio:


                                                                                    Liquidation          Pool
                                                                                       Losses           Balance
                                                                             -----------------------------------------

                                                       Current Mo                 126,273.17     172,054,409.60
                                                       1st Preceding Mo           114,321.04     173,475,048.99
                                                       2nd Preceding Mo           109,014.38     175,035,447.20
                                                                                                                       0.808%
                                                                                                                 ============


   OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
   OAKWOOD ACCEPTANCE CORP. -  SERVICER           REPORT DATE:  OCTOBER 4, 1996
   REMITTANCE REPORT                              POOL REPORT # 12
   REPORTING MONTH:           Sep-96                                Page 3 of 6





                                                       Delinquency Analysis

                                            31 to 59 days    60 to 89 days        90 days and Over    Total Delinq.
                    No. of  Principal            Principal      Principal             Principal           Principal
                    Loans    Balance       #      Balance    #   Balance       #       Balance      #      Balance
                          -------------------------------------------------------------------------------------------------

 Excluding Repos    5,823  167,023,583.16  106 3,012,521.21  36 1,131,476.93   54 1,483,371.76      196  5,627,369.90

 Repos                111    3,478,573.24    3    69,626.56  14   409,073.59   94 2,999,873.09      111  3,478,573.24
                          ------------------------------------------------------------------------------------------------

    Total           5,934  170,502,156.40  109 3,082,147.77  50 1,540,550.52  148 4,483,244.85      307  9,105,943.14
                    ======================================================================================================
                                                                                                    5.2%       5.34%

                               Repossession Analysis
    Active Repos             Reversal          Current Month
    Outstanding           (Redemption)           Repos            Cumulative Repos
       Principal             Principal             Principal                Principal
  #     Balance          #    Balance         #     Balance       #          Balance
--------------------------------------------------------------------------------------------------------
 Excluding Repos    111    3,478,573.24     -1 (24,782.74)       29    903,856.00   272      7,449,260.83

 Repos

 Total

OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER               REPORT DATE:  OCTOBER 4, 1996
REMITTANCE REPORT                                  POOL REPORT # 12
REPORTING MONTH:        Sep-96
                                                                     Page 4 of 6
REPOSSESSION LIQUIDATION REPORT





                         Liquidated                                                                     Net
   Account     Customer   Principal     Sales      Insur.     Total    Repossession  Liquidation     Unrecov.    Pass Thru
   Number       Name       Balance     Proceeds    Refunds   Proceeds   Expenses      Proceeds       Advances      Proceeds
     ----------------------------------------------------------------------------------------------------------------------

 072446-8      SLOTTKE   11,099.76   2,500.00    1,184.44    3,684.44     536.00     3,148.44     2,248.47          899.97
 072988-9     CRANFORD    9,925.59   8,500.00      717.35    9,217.35   1,188.19     8,029.16     1,629.52        6,399.64
 075240-2        CORTS   20,920.93  20,900.00    1,957.46   22,857.46   3,696.26    19,161.20     3,434.97       15,726.23
 076901-8       BECKER   31,520.80  30,500.00    1,674.33   32,174.33   2,853.00    29,321.33     3,778.32       25,543.01
 073464-0        ACTON   30,971.93  29,900.00    1,163.13   31,063.13   2,997.00    28,066.13     2,654.68       25,411.45
 075888-8       NELSON   27,225.42  27,700.00    1,418.64   29,118.64   2,760.67    26,357.97     2,557.92       23,800.05
 077146-9       GEORGE   26,969.59  24,700.00    1,016.67   25,716.67   1,198.00    24,518.67     1,946.64       22,572.03
 077820-9          FOX   21,810.16  21,700.00    1,450.67   23,150.67   1,631.75    21,518.92     1,241.45       20,277.47
 078036-1       HENSON   27,643.39  26,500.00    1,530.63   28,030.63   5,632.29    22,398.34     3,317.40       19,080.94
 073562-1     ALDERMAN   52,236.71  48,484.14    3,168.71   51,652.85   6,097.81    45,555.04     6,545.04        39010
 073774-2     MCCREERY   36,343.92  32,900.00    2,649.32   35,549.32   2,706.34    32,842.98     2,403.54        30439.44
 076141-1       COSCIA   21,055.08  20,850.00      378.87   21,228.87   7,310.71    13,918.16     1,230.25        12687.91
 076342-5         GRAF   32,967.38  29,900.00      976.12   30,876.12   3,671.94    27,204.18     3,801.05        23403.13
 076996-8        ALLEN   23,977.69  20,900.00        0.00   20,900.00   1,227.00    19,673.00     1,337.95        18335.05
 077966-0       HALSOR   61,312.82  55,000.00        0.00   55,000.00   7,356.89    47,643.11     3,934.35        43708.76
 073688-4  COLLINSWORTH  23,518.74  20,900.00    1,985.32   22,885.32   3,654.34    19,230.98     3,544.44        15686.54
 074731-1    WESTMORELA  31,714.25  33,900.00        0.00   33,900.00   7,750.95    26,149.05     4,189.68        21959.37
                                                                 0.00                    0.00                         0.00
                                                                 0.00                    0.00                         0.00
                                                                 0.00                    0.00                         0.00
                                                                 0.00                    0.00                         0.00
                                                                 0.00                    0.00                         0.00
                                                                 0.00                    0.00                         0.00
                                                                 0.00                    0.00                         0.00
                                                                 0.00                    0.00                         0.00
                                                                                         0.00                         0.00
                                                                                         0.00                         0.00
                                                                                         0.00                         0.00
                   ------------------------------------------------------------------------------------------------------------
                       491,214.16 455,734.14   21,271.66   477,005.80  62,269.14   414,736.66    49,795.67      364,940.99
                 ==============================================================================================================




                            Net             Current
                          Period Net       Cumulative
                         Gain/(Loss)       Gain/(Loss)
                 ----------------------------------------------------
072446-8      SLOTTKE    (10,199.79)
072988-9     CRANFORD     (3,525.95)
075240-2        CORTS     (5,194.70)
076901-8       BECKER      5,977.79)
073464-0        ACTON     (5,560.48)
075888-8       NELSON     (3,425.37)
077146-9       GEORGE     (4,397.56)
077820-9          FOX     (1,532.69)
078036-1       HENSON     (8,562.45)
073562-1     ALDERMAN    (13,226.71)
073774-2     MCCREERY     (5,904.48)
076141-1       COSCIA     (8,367.17)
076342-5         GRAF     (9,564.25)
076996-8        ALLEN      5,642.64)
077966-0       HALSOR     17,604.06)
073688-4  COLLINSWORTH    (7,832.20)
074731-1    WESTMORELA    (9,754.88)
                               0.00
                               0.00
                               0.00
                               0.00
                               0.00
                               0.00
                               0.00
                               0.00
                               0.00
                               0.00
                               0.00

                           -----------------------------
                           126,273.17)   (752,497.98)
                           ==============================
                                                 0.01
                                               ==========

                                                0.5829%


OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER               REPORT DATE:  OCTOBER 4, 1996
REMITTANCE REPORT                                  POOL REPORT # 12
REPORTING MONTH:                             Sep-96
                                                                     Page 5 of 6
CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL



                            Original          Beginning           Current      Accelerated                   Ending
             Cert.        Certificate        Certificate         Principal      Principal   Writedown      Certificate
             Class          Balances           Balances           Payable      Distribution  Amounts        Balances
-------------------------------------------------------------------------------------------------------------------------------
A-1                         52,393,000.00      37,302,451.85     (1,552,253.20)       0.00        0.00       35,750,198.65
A-1 Outstanding Writedown            0.00               0.00              0.00        0.00        0.00                0.00

A-2                         62,169,000.00      62,169,000.00              0.00        0.00        0.00       62,169,000.00
A-2 Outstanding Writedown            0.00               0.00              0.00        0.00        0.00                0.00

A-3                         29,540,000.00      29,540,000.00              0.00        0.00        0.00       29,540,000.00
A-3 Outstanding Writedown                               0.00              0.00        0.00        0.00        0.00

A-4                         15,907,000.00      15,907,000.00              0.00        0.00        0.00       15,907,000.00
A-4 Outstanding Writedown            0.00               0.00              0.00        0.00        0.00                0.00

B-1                         19,650,000.00      19,650,000.00              0.00        0.00        0.00       19,650,000.00
B-1 Outstanding Writedown            0.00               0.00              0.00        0.00        0.00                0.00

B-2                          7,485,958.00       7,485,958.00              0.00        0.00        0.00        7,485,958.00
B-2 Outstanding Writedown            0.00               0.00              0.00        0.00        0.00                0.00


                           -----------------------------------------------------------------------------------------------------
                           187,144,958.00     172,054,409.85     (1,552,253.20)       0.00        0.00      170,502,156.65
                            ====================================================================================================





                                Principal Paid
             Cert.               Pool          Per $1,000
             Class              Factor         Denomination
--------------------------      ----------------------------
A-1                               68.23%           41.61
A-1 Outstanding Writedown          0.00             0.00

A-2                              100.00%            0.00
A-2 Outstanding Writedown          0.00             0.00

A-3                              100.00%            0.00
A-3 Outstanding Writedown          0.00             0.00

A-4                              100.00%            0.00
A-4 Outstanding Writedown          0.00             0.00

B-1                              100.00%            0.00
B-1 Outstanding Writedown          0.00             0.00

B-2                              100.00%            0.00
B-2 Outstanding Writedown          0.00             0.00

OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER         REPORT DATE:  OCTOBER 4, 1996
REMITTANCE REPORT                            POOL REPORT # 12
REPORTING MONTH:                Sep-96
                                                                     Page 6 of 6

CERTIFICATE INTEREST ANALYSIS




                                                                                                 Interest Paid
           Certificate   Remittance Beginning    Current     Total        Interest      Ending    Per $1,000   Cert.    TOTAL
              Class        Rate      Balance     Accrual     Paid        Shortfall     Balance   Denomination  Class   DISTRIBUTION
    -------------------------------------------------------------------------------------------------------------------------------

A-1                         6.25%   0.00   194,283.60    194,283.60        0.00          0.00   5.21          A-1     1,746,536.80
A-1  Carryover Interest     0.00    0.00         0.00          0.00        0.00          0.00   0.00
A-1  Writedown Interest     0.00    0.00         0.00          0.00        0.00          0.00   0.00

A-2                         6.45%   0.00   334,158.38    334,158.38        0.00          0.00   5.38          A-2       334,158.38
A-2  Carryover Interest     0.00    0.00         0.00          0.00        0.00          0.00   0
A-2  Writedown Interest     0.00    0.00         0.00          0.00        0.00          0.00   0

A-3                         6.90%   0.00   169,855.00    169,855.00        0.00          0.00   5.75          A-3    169,855.00
A-3  Carryover Interest     0.00    0.00         0.00          0.00        0.00          0.00   0
A-3  Writedown Interest     0.00    0.00         0.00          0.00        0.00          0.00   0

A-4                         7.50%   0.00    99,418.75     99,418.75        0.00          0.00   6.25          A-4     99,418.75
A-4  Carryover Interest     0.00    0.00         0.00          0.00        0.00          0.00   0
A-4  Writedown Interest     0.00    0.00         0.00          0.00        0.00          0.00   0

B-1                         7.55%   0.00   123,631.25    123,631.25        0.00          0.00   6.29          B-1    123,631.25
B-1  Carryover Interest     0.00    0.00         0.00          0.00        0.00          0.00   0
B-1  Writedown Interest     0.00    0.00         0.00          0.00        0.00          0.00   0

B-2                         8.65%   0.00    53,961.28     53,961.28        0.00          0.00   7.21          B-2     53,961.28
B-2  Carryover Interest     0.00    0.00         0.00          0.00        0.00          0.00   0
B-2  Writedown Interest     0.00    0.00         0.00          0.00        0.00          0.00   0

X                             626,224.81   504,614.91    378,341.74  126,273.17    752,497.98                 X      378,341.74

R                                   0.00         0.00          0.00        0.00          0.00                 R

Service Fee                         0.00   143,378.67    143,378.67        0.00          0.00                        143,378.67
                              ----------------------------------------------------------------                     -----------------


                              626,224.81 1,623,301.84  1,497,028.67  126,273.17    752,497.98                      3,049,281.87

Less Reserve Fund Deposit                                      0.00                                                        0.00
                                                     -----------------                                             ---------------

                                                       1,497,028.67                                                3,049,281.87
                                                     =================                                          ==================
